Exhibit 4.6

MASTEC, INC.

TO

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

GUARANTEED TO THE EXTENT SET FORTH HEREIN BY THE GUARANTORS

NAMED HEREIN

FOURTH SUPPLEMENTAL INDENTURE

Dated as of December [    ], 2010

to the

INDENTURE

Dated as of June 5, 2009

4.25% SENIOR CONVERTIBLE NOTES DUE 2014

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01.	Relation to Base Indenture	2

Section 1.02.	Definitions	2

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Designation and Amount	10

Section 2.02.	Form of Notes	10

Section 2.03.	Date and Denomination of Notes; Payments of Interest	11

Section 2.04.	Intentionally Omitted	11

Section 2.05.	Intentionally Omitted	11

Section 2.06.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	11

Section 2.07.	Additional Notes; Repurchases	12

Section 2.08.	No Sinking Fund	12

Section 2.09.	Ranking	12

ARTICLE III

REDEMPTION

Section 3.01.	No Right to Redeem	13

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.	Payment of Principal and Interest	13

Section 4.02.	Maintenance of Office or Agency for Conversion Agent	14

Section 4.03.	Reports by Company	14

Section 4.04.	Subsidiary Guarantors	15

Section 4.05.	Exclusion of Certain Provisions From Base Indenture	15

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01.	Events of Default	15

Section 5.02.	Additional Interest	16

Section 5.03.	Waiver of Past Defaults	17

Section 5.04.	Article Five of Base Indenture	17

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01.	Supplemental Indentures Without Consent of Noteholders	17

Section 6.02.	Modification and Amendment with Consent of Noteholders	18

Section 6.03.	Effect of Supplemental Indentures	18

Section 6.04.	Article Nine of Base Indenture	18

ARTICLE VII

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 7.01.	Consolidation, Merger and Sale of Assets	19

ARTICLE VIII

CONVERSION OF NOTES

Section 8.01.	Conversion Privilege	19

Section 8.02.	Settlement Upon Conversion; Conversion Procedures	23

Section 8.03.	Adjustment of Conversion Rate	26

Section 8.04.	Shares to be Fully Paid	34

Section 8.05.	Effect of Reclassification, Consolidation, Merger or Sale	34

Schedule A	Additional Share Table
Schedule B	List of Guarantors
Exhibit A	Form of Notes
Exhibit B	Form of Conversion Notice
Exhibit C	Form of Fundamental Change Repurchase Notice
Exhibit D	Form of Assignment and Transfer

FOURTH SUPPLEMENTAL INDENTURE

4.25% Senior Convertible Notes due 2014

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of December [    ], 2010 (this “Supplemental Indenture”), by and among MASTEC, INC., a Florida Corporation (the “Company”), the guarantors listed on Schedule B hereto, as such schedule may be amended form time to time (collectively, the “Guarantors” and each, a “Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, a national association, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an Indenture dated as of June 5, 2009 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) providing for (i) the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness, in an unlimited aggregate principal amount, in one or more series (collectively, the “Securities” and each, a “Security”) and (ii) the guarantee of such Securities by the Guarantors (collectively, the “Guarantees” and each, a “Guarantee”);

WHEREAS, Section 901(7) of the Base Indenture provides for the Company, the Guarantors and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture and the form and terms of Guarantees as provided by Sections 1701 and 301 of the Base Indenture, without the consent of the Holders of any Securities;

WHEREAS, the Company has previously issued $100,000,000 aggregate principal amount of its 4.25% Senior Convertible Notes due 2014 (the “Original Notes”) under that certain Second Supplemental Indenture, dated as of November 10, 2009, to the Base Indenture by and among the Company, the Guarantors party thereto and the Trustee;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of up to $100,000,000 aggregate principal amount of its 4.25% Senior Convertible Notes due 2014 (together with the Guarantees thereof, the “Notes”), in exchange for an equal principal amount of Original Notes as described in the Company’s registration statement on Form S-4 (Commission file no. 333-170834);

WHEREAS, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Board of Directors of the Company and each of the Guarantors has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of the Fundamental Change Repurchase Notice, a form of conversion notice and certificate of assignment and transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for;

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Guarantors according to its terms have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Supplemental Indenture, the valid and binding obligations of the Company have been done and performed.

NOW THEREFORE, SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, the Guarantors and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes issued on or after the date of this Supplemental Indenture, as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Relation to Base Indenture The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions and definitions in the Base Indenture.

Section 1.02. Definitions For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;

(b) Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;

(c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(d) All other terms used in this Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article Include the plural as well as the singular.

“Additional Interest” shall have the meaning specified in Section 5.02.

“Additional Notes” shall have the meaning specified in Section 2.07.

“Additional Shares” shall have the meaning specified in Section 8.01(f).

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 8.01(c). The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.

“Cash Settlement” shall have the meaning specified in Section 8.02(a).

“Close of Business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 8.02(a).

“Common Stock” means, subject to Section 8.05, shares of common stock of the Company, par value $0.10 per share, at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor corporation.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:

(a) was a member of the board of directors on the date of this Supplemental Indenture; or

(b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director’s nomination or election.

“Conversion Agent” shall mean the Trustee or any successor office or agency where the Notes may be surrendered for exchange.

“Conversion Date” shall have the meaning specified in Section 8.02(e).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.

“Conversion Notice” shall have the meaning specified in Section 8.02(c)(i).

“Conversion Rate” shall have the meaning specified in Section 8.01(a).

“Daily Conversion Value” means, for each of the Trading Days during the applicable Observation Period, the quotient equal to (A) the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading day divided by (B) the number of Trading Days during the applicable Observation Period.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by the number of Trading Days in the applicable Observation Period.

“Daily Settlement Amount,” for each of the Trading Days during the applicable Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MTZ.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in the Base Indenture as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 8.03(c).

“Effective Date” shall have the meaning specified in Section 8.01(f).

“Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Failure” shall have the meaning specified in Section 5.02.

“Fundamental Change” will be deemed to have occurred when any of the following has occurred:

(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the Capital Stock of the Company that is at that time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);

(b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

(c) the adoption of a plan relating to the liquidation or dissolution of the Company;

(d) the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and those of its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act); other than:

(i) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company; and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or

(ii) any merger primarily for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(e) the termination of trading of Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Notes are convertible is not listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market.

Notwithstanding the foregoing, any transaction or event described above will not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clauses (a), (d) or (e) above occurs (without regard to any exclusion in clauses (d)(i)(x) and (y) thereunder) and at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consist of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible under Section 8.05 hereof.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.02(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.02(a).

“Global Note” shall have the meaning specified in Section 2.06(e).

“Guaranteed Indebtedness” shall have the meaning specified in Section 4.04(a).

“Initial Notes” means the Notes issued on the date of this Supplemental Indenture.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” means June 15 and December 15 of each year, beginning on June 15, 2011.

“Last Reported Sale Price” means, with respect to Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which Common Stock or such other security are traded. If the Common Stock or such other security are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by OTCBB, Pink OTC Markets Inc. or a similar organization. If the Common Stock or such other security are not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices per share of Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading.

“Market Disruption Event” means (a) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for a period of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means December 15, 2014.

“Measurement Period” shall have the meaning specified in Section 8.01(c).

“Merger Event” shall have the meaning specified in Section 8.05(a).

“Non-Stock Change of Control” shall have the meaning specified in Section 8.01(f).

“Note” or “Notes” shall have the meaning specified in the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.07.

“Noteholder” or “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Security Register.

“Observation Period” with respect to any Note surrendered for conversion means: (a) if the relevant Conversion Date occurs prior to September 15, 2014, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day after such Conversion Date; and (b) if the relevant Conversion Date occurs on or after September 15, 2014, the 10 consecutive Trading Days beginning on, and including, the 12th Scheduled Trading Day immediately preceding the Maturity Date.

“Opening of Business” means 9:00 a.m. (New York City time).

“Original Notes” shall have the meaning specified in the recitals of this Supplemental Indenture.

“Physical Settlement” shall have the meaning specified in Section 8.02(a).

“Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.

“Reference Property” shall have the meaning specified in Section 8.05(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” shall have the meaning specified in Section 8.02(a)(ii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” shall have the meaning specified in Section 8.02(a)(i).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice specifying the Company’s chosen settlement method with respect to such converted Notes.

“Spin-Off” shall have the meaning specified in Section 8.03(c).

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 8.01(f) hereof. If holders of Common Stock receive only cash in such Fundamental Change transaction, then the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be equal to the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Fundamental Change.

“Trading Day” means a day during which (i) trading in Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for Common Stock is available for such day on such securities exchange or market; provided that if the Common Stock is not so listed or traded, Trading Day shall mean a Business Day; provided, that, for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) trading in Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading and (ii) there is no Market Disruption Event. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Bid Solicitation Agent; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer on any Trading Day, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. If (i) the Company is not acting as the Bid Solicitation Agent, and the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination; or (ii) if the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the applicable Conversion Rate for each Trading Day on which such failure continues.

“Trading Price Condition” shall have the meaning specified in Section 8.01(c).

“Trigger Event” shall have the meaning specified in Section 8.03(c).

“Wholly Owned Domestic Subsidiary” means, with respect to any Person, any corporation or other entity which is not a controlled foreign corporation under Section 957 of the Internal Revenue Code of which 100% of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount The Notes shall be designated as the “4.25% Senior Convertible Notes due 2014.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $100,000,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 8.02 and Section 9.02 hereof and Section 306 of the Base Indenture.

Section 2.02. Form of Notes The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required by the Depositary, as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

A Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Supplemental Indenture. Payment of principal and accrued and unpaid interest on a Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03. Date and Denomination of Notes; Payments of Interest The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Security) is registered on the Security Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the accrued and unpaid interest payable on such Interest Payment Date, subject to Section 4.01(b) hereof. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written application by such Person to the Security Registrar not later than the fifth Business Day prior to the relevant Interest Payment Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount of Notes in excess of $2,000,000); provided, that, at maturity, interest shall be payable on any Notes in certificated form at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean the June 1 or December 1 preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

Section 2.04. Intentionally Omitted

Section 2.05. Intentionally Omitted

Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary

(a) Intentionally Omitted.

(b) Intentionally Omitted.

(c) Intentionally Omitted.

(d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this instrument or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this instrument, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Supplemental Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

Section 2.07. Additional Notes; Repurchases The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, increase the principal amount of the Notes by issuing additional Notes (“Additional Notes”) of the same series as the Initial Notes in the future in an unlimited aggregate principal amount on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the Additional Notes and, at the option of the Company, the first payment of interest following the issue date of such Additional Notes; provided that such differences do not cause the Additional Notes to constitute a different class of securities than the Notes for U.S. federal income tax purposes; provided further, that the Additional Notes have the same CUSIP number as the Initial Notes; and provided further, however, that the Additional Notes may have a different CUSIP number on a temporary basis if necessary to comply with applicable U.S. securities laws. The Notes and any Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under the Base Indenture and this Supplemental Indenture including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. All provisions of the Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes issued under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes and is continuing.

Section 2.08. No Sinking Fund The provisions of Article Twelve of the Base Indenture shall not be applicable to the Notes. No sinking fund is provided for the Notes.

Section 2.09. Ranking The Notes constitute a senior general unsecured obligation of the Company, ranking equally in right of payment with all of the existing and future senior indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

ARTICLE III

REDEMPTION

Section 3.01. No Right to Redeem The provisions of Article Eleven of the Base Indenture shall not be applicable to the Notes. The Notes shall not be redeemable before their Stated Maturity at the option of the Company.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest

(a) Section 307, Section 1001 and Section 1003 of the Base Indenture shall apply to the Notes, subject to Section 8.02 hereof; provided, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Security Registrar not later than the relevant Record Date, accrued and unpaid interest on such Holder’s Notes shall be paid on the corresponding Interest Payment Date by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

(b) Except as otherwise provided in this Section 4.01, a Holder of any Notes at 5:00 p.m. New York City time, on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date. A Holder of any Notes as of a Record Date that are converted after 5:00 p.m. New York City time on such Record Date and prior to the Opening of Business on the corresponding Interest Payment Date shall be entitled to receive accrued and unpaid interest (including Additional Interest, if any) on the principal amount of such Notes, notwithstanding the conversion of such Notes prior to such Interest Payment Date. However, a Holder that surrenders any Notes for conversion after 5:00 p.m. New York City time on a Record Date and prior to the Opening of Business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the accrued and unpaid interest (excluding Additional Interest, if any) payable by the Company with respect to such Notes on such Interest Payment Date at the time such Holder surrenders such Notes for conversion, provided, however, that this sentence shall not apply to a Holder that converts Notes:

(i) to the extent of any overdue interest (including overdue Additional Interest, if any), if any overdue interest (or overdue Additional Interest) exists at the time of conversion with respect to such Notes;

(ii) in connection with a Fundamental Change in which the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; or

(iii) after 5:00 p.m., New York City time on the Record Date immediately preceding the Maturity Date.

Accordingly, a Holder that converts Notes under any of the circumstances described in clauses (i), (ii) or (iii) above will not be required to pay to the Company an amount equal to (x) the accrued and unpaid interest in the case of (ii) or (iii) or (y) the amount of overdue interest (including overdue Additional Interest, if any) in the case of (i), payable by the Company with respect to such Notes on the relevant Interest Payment Date.

(c) Notwithstanding anything to the contrary in the Indenture, the Company may pay accrued and unpaid interest (including Additional Interest, if any) to a Person other than the Holder of record on the Record Date immediately prior to the Maturity Date. On the Maturity Date, the Company shall pay accrued and unpaid interest only to the Person to whom the Company pays the principal amount of the Notes.

Section 4.02. Maintenance of Office or Agency for Conversion Agent If at any time the Conversion Agent is not the Trustee or an office or agency designated or appointed by the Trustee, the Company will give prompt written notice to the Trustee of the location of such Conversion Agent. If at any time the Company shall fail to maintain an office or agency for the Conversion Agent, presentations, surrenders, notices and demands related to conversions of Notes may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, the City of New York.

Section 4.03. Reports by Company

(a) The provisions of Section 1005 of the Base Indenture shall not be applicable to the Notes.

(b) The Company shall deliver to the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 15 days after the Company is required to file such reports, information and documents with the Commission. All required reports, information and documents referred to in this Section 4.03(b) shall be deemed to be delivered to the Trustee at the time such reports, information and documents are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system).

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). Notwithstanding anything to the contrary in this Section 4.03, the Company, to the extent permitted under the Trust Indenture Act, shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the Commission.

Section 4.04. Subsidiary Guarantors

(a) The Company shall cause each Wholly Owned Domestic Subsidiary that guarantees any unsecured indebtedness of the Company (“Guaranteed Indebtedness”) to, within 10 Business Days of becoming a guarantor of such Guaranteed Indebtedness (a) execute and deliver a supplemental indenture to the Base Indenture providing for a Guarantee of payment of the Notes by such Wholly Owned Domestic Subsidiary, and (b) waive, and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee until the Notes have been paid in full.

(b) After the execution of a supplemental indenture pursuant to this Section 4.04, such new Wholly Owned Domestic Subsidiary party thereto shall be a Guarantor of the Notes for all purposes of this Indenture.

(c) If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes or any Guarantee, then the guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Guarantee of the Notes or (B) subordinated in right of payment to the Notes or any Guarantee, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Guarantee of the Notes at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Guarantee.

(d) Notwithstanding the foregoing, any Guarantee of the Notes pursuant to this Section 4.04 shall be automatically and unconditionally released and discharged in accordance with Section 11.05 hereof.

Section 4.05. Exclusion of Certain Provisions From Base Indenture Article Fourteen of the Base Indenture shall not apply to the Notes.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Events of Default The provisions of Section 501(1), Section 501(2), Section 501(3) and Section 501(5) of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 301 and Section 501(9) of the Base Indenture, the following events, in addition to the events described in clauses (4), (6), (7) and (8) of the Base Indenture, shall be Events of Default with respect to the Notes:

(a) failure by the Company to pay any interest (including Additional Interest, if any) on the Notes when due and such failure continues for a period of 30 calendar days;

(b) failure by the Company to pay principal of the Notes when due at the Maturity Date, or failure by the Company to pay the repurchase price payable, in respect of any Notes when due;

(c) failure by the Company to deliver, or cause the Conversion Agent to deliver, to a Holder upon exercise of such Holder’s conversion right the full amount of the conversion consideration deliverable in respect of any Notes surrendered for conversion when due, in accordance with this Supplemental Indenture, and such failure continues for five calendar days following the scheduled settlement date for such conversion;

(d) failure by the Company for a period of five calendar days to issue a Fundamental Change Company Notice in accordance with Section 9.02 when due;

(e) any Guarantee provided by any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under any Guarantee; and

(f) a failure to pay when due (whether at stated maturity or otherwise), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Significant Subsidiaries in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding.

The Company shall be required to notify the Trustee within five (5) Business Days of it becoming aware of the occurrence of any default under the Indenture with respect to the Notes.

Section 5.02. Additional Interest

(a) Notwithstanding anything to the contrary in the Indenture, the failure by the Company to comply with Section 4.03, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (each, a “Filing Failure”), will not constitute an Event of Default for the 365 days after the occurrence of such Filing Failure provided the Company pays additional interest on the Notes (“Additional Interest”) at an annual rate equal to 0.50% of the principal amount of the Notes. In the event the Company does not elect to pay the Additional Interest upon a Filing Failure in accordance with this Section 5.02, such Filing Failure will constitute an Event of Default under the Indenture and the Notes will be subject to acceleration in accordance with Section 502 of the Base Indenture. The Additional Interest will accrue on all Outstanding Notes from and including the date on which a Filing Failure first occurs to but not including the 365th day thereafter (or such earlier date on which the Filing Failure shall have been cured or waived). On such 365th day, the Notes will be subject to acceleration in accordance with Section 502 of the Base Indenture if the Filing Failure is continuing.

(b) For the avoidance of doubt, this Section 5.02 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

Section 5.03. Waiver of Past Defaults

Section 513 of the Base Indenture is deleted in its entirety and replaced with the following:

The Holders of not less than a majority in principal amount of the Notes Outstanding may, on behalf of the Holders of all the Notes, consent to the waiver of any past default or Event of Default under the Indenture and its consequences, except:

(1)	failure by the Company to pay principal of or interest (including Additional Interest, if any) on the Notes when due;

(2)	failure by the Company to convert any Notes as required by the Indenture;

(3)	failure by the Company to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder of Notes exercising its repurchase rights in accordance with the Indenture; or

(4)	failure of the Company to comply with a covenant or provision of the Indenture which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Notes; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.04. Article Five of Base Indenture Except as amended, supplemented or modified by Sections 5.01 and 5.03 hereof, all of the provisions of Article Five of the Base Indenture shall be applicable to the Notes.

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures Without Consent of Noteholders

(a) Without the consent of any Holders of the Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for any of the following purposes:

(1)	the purposes set forth in Clauses (1) through (9) and (11) to (13) of Section 901 of the Base Indenture;

(2)	to provide for conversion rights of Holders of Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(3)	to conform the provisions of the Indenture to the “Description of the New 4.25% Notes” section contained in the Company’s final prospectus related to the Notes dated December [ ], 2010; and

(4)	to increase the Conversion Rate.

(b) Solely with respect to the Notes, clause 901(10) of the Base Indenture is hereby deleted in its entirety and replaced with the following:

“(10) to (a) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture or (b) make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture.”

Section 6.02. Modification and Amendment with Consent of Noteholders

Section 902 of the Base Indenture shall be applicable to the Notes. In addition, as contemplated by Sections 301 and 902 of the Base Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) make any change that adversely affects the right of the Holders to convert their Notes in accordance with the Indenture or reduce the amount of consideration due upon conversion pursuant to the terms of the Indenture;

(b) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders after the occurrence of a Fundamental Change.

Section 6.03. Effect of Supplemental Indentures Upon the execution of any supplemental indenture under this Article, the Base Indenture and this Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

Section 6.04. Article Nine of Base Indenture Except as amended by this Article VI, all of the provisions of Article Nine of the Base Indenture shall be applicable to the Notes.

ARTICLE VII

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 7.01. Consolidation, Merger and Sale of Assets. Section 801 of the Base Indenture is deleted in its entirety and replaced with the following:

Section 801. Consolidation, Merger and Sale of Assets. The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, unless:

(1)	either (a) the Company shall be the continuing corporation or (b) the resulting, surviving or transferee person (if other than the Company) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, and a supplemental agreement, all the obligations of the Company under the Notes and the Indenture;

(2)	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

(3)	if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as the case may be, under the Notes and the Indenture; and

(4)	the Company shall have delivered to the Trustee any Officers’ Certificate and Opinion of Counsel required by Section 803 of the Base Indenture.

ARTICLE VIII

CONVERSION OF NOTES

Section 8.01. Conversion Privilege

(a) Subject to and upon compliance with the provisions of this Article VIII, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in subsections (b) through (e) of this Section 8.01, at any time prior to the Close of Business on the Business Day immediately preceding September 15, 2014 under the circumstances and during the periods set forth in subsections (b) through (e) of this Section 8.01, and (ii) irrespective of the conditions set forth in subsections (b) through (e) of this Section 8.01, on or after September 15, 2014 and prior to the Close of Business on the Business Day immediately preceding the Maturity Date, in each case at a rate (the “Conversion Rate”) of 64.6162 shares of Common Stock (subject to adjustment by the Company as provided in Section 8.03) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 8.02, the “Conversion Obligation”).

(b) Prior to the Close of Business on the Business Day immediately preceding September 15, 2014, a Holder may surrender all or a portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2011 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(c) Prior to the Close of Business on the Business Day immediately preceding September 15, 2014, a Holder of Notes may surrender all or a portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes, as determined following a request by a Holder of Notes in accordance with the procedures described in this Section 8.01(c), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”). The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder of Notes requests in writing that the Company make such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. If the Trading Price Condition has been met, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for such date, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day.

(d) If, prior to the Close of Business on the Business Day immediately preceding September 15, 2014, the Company elects to:

(i) distribute to all or substantially all holders of Common Stock any rights or warrants (other than rights issued pursuant to a shareholders’ right plan) entitling them, for a period of not more than 45 calendar days after the issuance date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution; or

(ii) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in either case, the Company shall notify the Holders of the Notes at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (y) the time the Company announces that such issuance or distribution will not take place.

Holders of Notes may not exercise the conversion right set forth in this Section 8.01(d) if each Holder has or will have the right to participate (as a result of holding Notes, and at the same time and on the same terms as holders of Common Stock participate) in any of the transactions described in this Section 8.01(d) as if such Holder of Notes held a number of shares of Common Stock equal to (i) the Conversion Rate, multiplied by (ii)(x) the principal amount of Notes held by such Holder divided by (y) $1,000, without having to convert such Holder’s Notes.

(e) If a transaction or event that constitutes a Fundamental Change or Non-Stock Change of Control occurs prior to the Close of Business on the Business Day immediately preceding September 15, 2014, or if the Company is a party to a consolidation, merger, binding share exchange, or sale, transfer, lease or other conveyance of all or substantially all of the Company’s assets, pursuant to which Common Stock would be converted into or exchanged for, or would constitute solely the right to receive cash, securities or other assets, then, in either case, the Notes may be surrendered for conversion at any time from or after the date that is 45 Scheduled Trading Days prior to the initial anticipated effective date of the transaction (or, if the Company does not have knowledge of such transaction on or before such date, the Business Day after the Company is required to give notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 45 Scheduled Trading Days prior to the initial anticipated effective date of such transaction; or (ii) if the Company does not have knowledge of such transaction at least 45 Scheduled Trading Days prior to the initial anticipated effective date of such transaction, then within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction.

(f) (1) If and only to the extent a Noteholder elects to convert Notes at any time prior to the Maturity Date in connection with a transaction described in clause (a) or (d) of the definition of Fundamental Change pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange (a “Non-Stock Change of Control”), then the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. The Company shall notify Holders of the anticipated effective date of a Non-Stock Change of Control at least 20 calendar days prior to the anticipated effective date of such Non-Stock Change of Control. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 8.02 below, as applicable. For purposes of this Section 8.01(f), a conversion of Notes shall be deemed to be “in connection with” a Non-Stock Change of Control to the extent that the related conversion notice is received by the Conversion Agent following the effective date of the Non-Stock Change of Control but before the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. Such conversion notice shall indicate that the Holder of Notes has elected to convert Notes in connection with a Non-Stock Change of Control; provided, however, that the failure to so indicate shall not in any way affect the Conversion Obligation or the right of such Holder to receive Additional Shares in connection with such conversion.

(2) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Non-Stock Change of Control occurs or becomes effective (the “Effective Date”), and the Stock Price; provided, that if the Stock Price is between two Stock Price amounts in the table attached as Schedule A hereto or the Effective Date is between two Effective Dates in the table attached as Schedule A hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 360-day year; provided further that if (x) the Stock Price is in excess of $125.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 8.03), no Additional Shares will be added to the Conversion Rate, and (y) the Stock Price is less than $11.68 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 8.03), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 85.6164 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 8.03).

The number of Additional Shares within the table in Schedule A hereto shall be adjusted in the same manner as and as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 8.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares). The Stock Prices set forth in the first row of the table attached as Schedule A hereto (i.e., the column headers) shall be simultaneously adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

Section 8.02. Settlement Upon Conversion; Conversion Procedures (a) Subject to this Section 8.02, Section 8.01(f) and Section 8.05, upon conversion of any Note, the Company may choose to pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted either cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 8.02(a) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 8.02(a) (“Combination Settlement”), at its election, as set forth in this Section 8.02.

(i) All conversions occurring on or after September 15, 2014 shall be settled using the same Settlement Method. Prior to September 15, 2014, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days. If, in respect of any Conversion Date (or with respect to the period beginning on, and including, September 15, 2014 and ending on, and including, the Business Day immediately preceding the Maturity Date, as the case may be), the Company elects a Settlement Method, the Company shall deliver a notice (the “Settlement Notice”) of such Settlement Method in respect of such Conversion Date (or such period, as the case may be), through the Trustee (upon request of the Company) to the Holders so converting, no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after September 15, 2014, no later than September 15, 2014). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. Such Settlement Notice shall be prepared by the Company and shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000.

(ii) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the Trading Days during the applicable Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the Trading Days during the applicable Observation Period.

(iii) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.

(b) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(c) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, pay the funds, if any, required by Section 4.01(b) and all taxes or duties, if any, for which the Holder is responsible pursuant to Section 1605 of the Base Indenture, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any certificated Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Note and attached hereto as Exhibit B (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the completed Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay the funds required by Section 4.01(b); and

(v) if required, pay all taxes or duties pursuant to Section 1605 of the Base Indenture.

(d) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock (if any) which shall be issuable upon such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares of Common Stock (if any) issuable upon conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(e) A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (c) above. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the applicable Observation Period in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(f) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(g) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its stock transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its representative receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(h) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(i) Except as set forth in Section 4.01, the Company shall not make any separate cash payment for accrued and unpaid interest (excluding any Additional Interest), if any, upon conversion of Notes. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest (excluding any Additional Interest), if any, attributable to the period from, and including, the most recent Interest Payment Date to, but excluding, the Conversion Date. As a result, accrued and unpaid interest (excluding any Additional Interest), if any, to, but excluding, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the applicable Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(k) Each conversion shall be deemed to have been effected as to any Note surrendered for conversion on the Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the applicable Observation Period (in the case of Combination Settlement). Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(l) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Article IX hereof prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date.

Section 8.03. Adjustment of Conversion Rate The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 x	OS'
OS0

where

CR'	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination; and

OS'	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or combination, as the case may be.

Such adjustment shall become effective immediately prior to the Opening of Business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 8.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b) In case the Company shall issue to all or substantially all holders of its Common Stock any rights or warrants (other than rights issued pursuant to a shareholders’ rights plan) entitling them for a period of not more than 45 days from the issuance date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, then the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 x	OS0 + X
OS0 + Y

where

CR'	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately prior to the Opening of Business on the record date for such distribution. If such rights or warrants are not so exercised prior to their expiration, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date for such distribution had not been fixed.

In determining whether any rights or warrants entitle the holder thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, where the value of such consideration, if other than cash, shall be determined by the Board of Directors.

(c) In case the Company shall distribute shares of Capital Stock, evidences of indebtedness or other assets or property to all or substantially all holders of its Common Stock (excluding dividends and distributions covered by Section 8.03(a), Section 8.03(b), Section 8.03(d), and distributions described below in this Section 8.03(c) with respect to Spin-Offs (as defined below)) (any of such shares of Capital Stock, evidences of indebtedness or other asset or property hereinafter in this Section 8.03(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 x	SP0
SP0 – FMV

where

CR'	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors or a committee thereof) of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the Opening of Business on the record date for such distribution.

Such adjustment shall become effective immediately prior to the Opening of Business on the record date for shareholders entitled to receive such distribution; provided that (1) if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above or (2) if SP0 exceeds the fair market value of the Distributed Property by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such Holder would have received had such Holder converted such Notes immediately prior to the record date for determining the shareholders of the Company entitled to receive the Distributed Property. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 8.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.

With respect to an adjustment pursuant to this Section 8.03(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are listed on a national or regional securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

CR' = CR0 x	FMV + MP0
MP0

where

CR'	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for the Spin-Off;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for the Spin-Off;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or other similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period immediately following, and including, the third Trading Day after the record date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the Opening of Business on the day after the last day of the Valuation Period but will be given effect as of the Opening of Business on the record date for the Spin-Off; provided that in respect of any conversion within the ten Trading Days following any Spin-Off, references within this Section 8.03(c) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Spin-Off and the Conversion Date in determining the applicable Conversion Rate. Because the Company will make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any Notes where the final day of the applicable observation period occurs during the Valuation Period. In such event, the Company will deliver shares of Common Stock (based on the adjusted Conversion Rate) on the third Business Day following the last day of the Valuation Period.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.03(c) (and no adjustment to the Conversion Rate under this Section 8.03(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.03(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.03 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 8.03(c) and Section 8.03(a) and Section 8.03(b), any dividend or distribution to which this Section 8.03(c) is applicable that also includes a dividend or distribution of Common Stock to which Section 8.03(a) applies or a dividend or distribution of rights or warrants to subscribe for or purchase Common Stock to which Section 8.03(a) or Section 8.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such Common Stock or rights or warrants to which this Section 8.03(c) applies, and any Conversion Rate adjustment required by this Section 8.03(c) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 8.03(a) and Section 8.03(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the record date” and “the date fixed for such determination” within the meaning of Section 8.03(a) and Section 8.03(b) and (B) any Common Stock included in such dividend or distribution shall not be deemed outstanding “at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination” within the meaning of Section 8.03(a) or “at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution” within the meaning of Section 8.03(b).

(d) In case the Company shall pay any cash dividends or distributions paid exclusively in cash to all or substantially all holders of Common Stock (other than dividends or distributions to which Section 8.05 applies), then the Conversion Rate will be increased based on the following formula:

CR' = CR0 x	SP0
SP0 – C

where

CR'	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such dividend or distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution;

C	=	the amount in cash per share that the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately prior to the Opening of Business on the record date for such dividend or distribution.

For the avoidance of doubt, for purposes of this Section 8.03(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 8.03(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Conversion Rate shall be increased based on the following formula:

CR' = CR0 x	AC + (SP' x OS')
OS0 x SP'

where

CR'	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time on the day such tender offer or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP'	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Averaging Period”);

OS'	=	the number of shares of Common Stock outstanding immediately after the Close of Business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

Such adjustment shall become effective immediately prior to the Opening of Business on the day following the last day of the Averaging Period, but will be given effect as of the Opening of Business on the Trading Day next succeeding the date such tender offer or exchange offer expires. Because the Company will make the adjustment to the Conversion Rate at the end of the Averaging Period with retroactive effect, the Company will delay the settlement of any Notes where the final day of the applicable observation period occurs during the Averaging Period. In such event, the Company will deliver shares of Common Stock, if any, (based on the adjusted Conversion Rate) on the third Business Day immediately following the last day of the Averaging Period.

(f) For purposes of this Section 8.03 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders of the Company entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) All calculations and other determinations under this Article VIII shall be made by the Company in accordance with Section 10.14 hereof and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or the right to purchase Common Stock or such convertible or exchangeable securities, other than as provided in this Section 8.03. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the first date of issue of the Notes and otherwise (ii)(1) five Business Days prior to the first day of the conversion period related to the Maturity of the Notes (whether at Stated Maturity or otherwise) or (2) prior to any Fundamental Change Repurchase Date, unless such adjustment has already been made.

(h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’

Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall issue a press release containing the relevant information and make the information available on the Company’s website or through another public medium as the Company may use at such time.

(i) For purposes of this Section 8.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 8.04. Shares to be Fully Paid Subject to Section 8.02(j), the Company shall provide, free from preemptive rights, sufficient Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 8.05. Effect of Reclassification, Consolidation, Merger or Sale

(a) If the Company:

(i) reclassifies or changes its Common Stock (other than changes resulting from a subdivision or combination); or

(ii) consolidates or merges with or into any person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of its assets and those of its Subsidiaries taken as a whole to another Person;

and in either case holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their Common Stock (any such event, a “Merger Event”), then from and after the effective date of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, each Outstanding Note will, without the consent of Holders of the Notes, become convertible in accordance with the Indenture into the consideration the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”). If the transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will become convertible will be deemed to be the kind and amount of consideration elected to be received by a majority of Common Stock which voted for such election (if electing between two types of consideration) or a plurality of Common Stock which voted for such an election (if electing between more than two types of consideration), as the case may be. The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 8.05 in all material respects.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 8.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 8.05 applies to any Merger Event, Section 8.03 shall not apply.

Section 8.06. Intentionally Omitted

Section 8.07. Intentionally Omitted

Section 8.08. Notice to Holders Prior to Certain Actions

In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 8.03; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Security Register as promptly as possible but in any event at least thirty (30) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to convert their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 8.09. Shareholder Rights Plans To the extent that any future shareholders’ rights plan adopted by the Company is in effect upon conversion of the Notes into Common Stock, Holders shall receive, in addition to any Common Stock issuable upon such conversion, the rights under the applicable rights agreement unless the rights have separated from the Common Stock at the time of conversion of the Notes, in which case, the Conversion Rate will be adjusted as if the Company distributed to all holders of its Common Stock shares of its Capital Stock, evidences of indebtedness or assets as described in Section 8.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. If, and only if, the Holders receive rights under such shareholders’ rights plan as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Article VIII shall be made in connection with such shareholders’ rights plan.

ARTICLE IX

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01. Repurchase of Securities at Option of the Holder on Specified Dates The provisions of Article Thirteen of the Base Indenture shall not be applicable to the Notes.

Section 9.02. Repurchase at Option of Holders Upon a Fundamental Change

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on or after the Close of Business on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) calendar days and not more than thirty-five (35) calendar days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, if the Fundamental Change Repurchase Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (including Additional Interest, if any) will be paid on the Fundamental Change Repurchase Date to the Holder of record on the Record Date.

Repurchases of Notes under this Section 9.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note at any time prior 5:00 p.m., New York City Time, on the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.02 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof;

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; and

(D) if such Fundamental Change Repurchase Notice is delivered prior to the occurrence of a Fundamental Change pursuant to a definitive agreement giving rise to a Fundamental Change, that the Holder acknowledges that the Company’s offer is conditioned on the occurrence of such Fundamental Change.

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate procedures of the Depositary.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 9.02(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) At any time following the Company entering into a definitive agreement that, if consummated, would give rise to a Fundamental Change, but in any event not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes as of the date of the Fundamental Change Company Notice at their addresses shown in the Security Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) if such Fundamental Change Company Notice is delivered prior to the occurrence of a Fundamental Change pursuant to a definitive agreement giving rise to a Fundamental Change, that the offer is conditioned on the occurrence of such Fundamental Change;

(iv) that the Holder must exercise the repurchase right prior to the Close of Business on the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the Fundamental Change Repurchase Date;

(vii) the name and address of the Paying Agent and the Conversion Agent;

(viii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(ix) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.02.

(c) A Fundamental Change Repurchase Notice may be withdrawn by delivering a written notice of withdrawal to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(iii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary. The Paying Agent will promptly return to the respective Holders thereof any certificated Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 9.02(c). If the Notes are not in certificated form, such return must comply with the appropriate procedures of the Depositary. If a Fundamental Change Repurchase Notice is given and then subsequently withdrawn in accordance with this Section 9.02(c), then the Company shall not be obligated to repurchase any Notes listed in such Fundamental Change Repurchase Notice.

(d) On or prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company) or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the Indenture an amount of money or securities sufficient to repurchase as of the Fundamental Change Repurchase Date all of the Notes to be repurchased as of such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Close of Business on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 9.02), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 9.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register (in the case of certificated Notes) by wire transfer of immediately available funds to the account of the Depositary or its nominee (if the Notes are not in certificated form). The Trustee shall, promptly after such payment return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase as of the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest (including Additional Interest, if any) will cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be, and (iii) all other rights of the Holders of such Notes will terminate other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.

Section 9.03. No Payment Following Acceleration of the Notes.

There shall be no purchase of any Notes pursuant to this Article IX if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date. The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any certificated Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 9.04. Compliance with Tender Offer Rules.

In connection with any offer to purchase Notes under Section 9.02 hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 9.02 to be exercised in the time and in the manner specified in Section 9.02.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Ratification of Base Indenture Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Notes and this Supplemental Indenture.

Section 10.02. Provisions Binding on Company’s Successors All the covenants, stipulations, promises and agreements of the Company contained in this Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

Section 10.03. Official Acts by Successor Corporation Any act or proceeding by any provision of this Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Company.

Section 10.04. Addresses for Notices, Etc Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company or the Guarantors shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to the Company, 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, Attention: Albert de Cardenas Esq. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota, 55107, Attention: Corporate Trust Services/MasTec.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 10.05. Governing Law THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TIA THAT ARE REQUIRED TO BE A PART OF THIS SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

Section 10.06. Non-Business Day Section 113 of the Base Indenture shall also apply to any Fundamental Change Purchase Date or Conversion Date in respect of the Notes.

Section 10.07. Benefits of Indenture Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Security Registrar and their successors hereunder, the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 10.08. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.09. Counterparts This Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 10.10. Trustee The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

Section 10.11. Further Instruments and Acts Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 10.12. Waiver of Jury Trial EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.13. Force Majeure In no event shall the Trustee or Conversion Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or other acts of God, and interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services; it being understood that the Trustee and the Conversion Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.14. Calculations

Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of Common Stock, accrued interest payable on the Notes and the Conversion Rate and Conversion Price. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward these calculations to any Holder of the Notes upon the request of that Holder.

ARTICLE XI

GUARANTEES

Section 11.01. Guarantee (a) Subject to this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on an unsecured, unsubordinated basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture or the Base Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for any whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Supplemental Indenture or the Base Indenture, the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy or insolvency of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations under the Notes guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Base Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Base Indenture, such obligations (whether or not due and payable)

will forthwith become due and payable by the Guarantors for purposes of this Guarantee. The Guarantors will have the right to seek contribution from any other Guarantor, or the Company, as the case may be, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02. Limitation on Guarantor Liability Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer, fraudulent conveyance or fraudulent obligation for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contributions from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI that are relevant under such laws, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer, fraudulent conveyance or fraudulent obligation.

Section 11.03. Execution and Delivery of Guarantees (a) To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of such Guarantor by one of its authorized officers.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee.

(c) If an officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute delivery of the Guarantee set forth in the Indenture on behalf of the Guarantors.

(e) If required by Section 4.04 hereof, the Company shall cause any Subsidiary that is not a Guarantor to comply with the provisions of Section 4.04 hereof and this Article XI, to the extent applicable.

Section 11.04. Contribution Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to contribution from any other Guarantor or the Company, as the case may be.

Section 11.05. Releases The Guarantee issued by any Guarantor shall be automatically and unconditionally released and discharged upon:

(a) any sale, exchange or transfer to any Person (other than an Affiliate of the Company) of (i) the Capital Stock of such Guarantor so that such Guarantor is no longer a Subsidiary of the Company or (ii) all or substantially all the assets of such Guarantor;

(b) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee; or

(c) the release or discharge of any and all guarantees of all other unsecured indebtedness of the Company provided by such Guarantor to the holders of other unsecured indebtedness (including any deemed release upon payment in full of all obligations under such other unsecured indebtedness); provided, however, to the extent that any Wholly Owned Domestic Subsidiary of the Company provides a guarantee of any unsecured indebtedness of the Company in the future, such Wholly Owned Domestic Subsidiary shall be required to guarantee the Notes in accordance with Section 4.04 hereof.

Provided, in each case, that such release or discharge shall not become effective until the receipt by the Trustee of an Officers’ Certificate stating that all conditions precedent to the release and discharge of the Guarantee have been complied with.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

COMPANY:

MasTec, Inc.

By:
Name:
Title:

GUARANTORS:

Church & Tower, Inc.

MasTec Brazil I, Inc.

MasTec Brazil II, Inc.

MasTec Contracting Company, Inc.

MasTec Latin America, Inc.

MasTec North America, Inc.

MasTec Services Company, Inc.

MasTec Spain, Inc.

MasTec Venezuela, Inc.

Nsoro MasTec International, Inc.

By:
Name:
Title:

Direct Star TV, LLC

GlobeTec Construction, LLC.

MasTec Residential Services, LLC

MasTec Property Holdings, LLC

MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC)

MasTec Property Holdings, LLC

Nsoro MasTec, LLC

Power Partners MasTec, LLC

By their sole member or manager, as applicable: MasTec North America, Inc.,

By:
Name:
Title:

Precision Acquisition LLC

By its sole member: MasTec, Inc.

By:
Name:
Title:

Precision Pipeline LLC Precision Transport Company, LLC

By:
Name:
Title:

Pumpco, Inc.

By:
Name:
Title:

Three Phase Acquisition Corp.

By:
Name:
Title:

Three Phase Line Construction, Inc.

By:
Name:
Title:

Wanzek Construction, Inc.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SCHEDULE A

Stock Price

Effective Date	$11.68	$12.00	$13.00	$14.00	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$75.00	$100.00	$125.00
November 4, 2009	21.0002	20.4402	18.8679	17.5202	16.3317	12.5486	10.0607	7.0860	5.4162	3.6304	2.6813	1.5050	0.9436	0.6191
December 15, 2010	21.0002	20.4402	18.8679	17.4310	15.2553	11.3782	8.9100	6.0889	4.5871	3.0527	2.2593	1.2790	0.8067	0.5310
December 15, 2011	21.0002	20.4402	18.8679	16.1758	13.8765	9.8910	7.4695	4.8794	3.6081	2.3903	1.7783	1.0180	0.6467	0.4274
December 15, 2012	21.0002	20.4402	17.5776	14.4261	11.9700	7.8890	5.5925	3.4027	2.4687	1.6490	1.2402	0.7189	0.4603	0.3060
December 15, 2013	21.0002	19.9495	15.2623	11.7041	9.0280	4.9536	3.0367	1.6548	1.2198	0.8511	0.6483	0.3792	0.2447	0.1640
December 15, 2014	21.0002	18.7171	12.3069	6.8124	2.0505	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sch. A-1

SCHEDULE B

Church & Tower, Inc.

Direct Star TV, LLC

GlobeTec Construction, LLC

MasTec Brazil I, Inc.

MasTec Brazil II, Inc.

MasTec Contracting Company, Inc.

MasTec Latin America, Inc.

MasTec North America, Inc.

MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC)

MasTec Property Holdings, LLC

MasTec Residential Services, LLC

MasTec Services Company, Inc.

MasTec Spain, Inc.

MasTec Venezuela, Inc.

Nsoro MasTec, LLC

Nsoro MasTec International, Inc.

Power Partners MasTec, LLC

Precision Acquisition, LLC

Precision Pipeline LLC

Precision Transport Company, LLC

Pumpco, Inc.

Three Phase Line Construction, Inc.

Three Phase Acquisition Corp.

Wanzek Construction, Inc.

Sch. B-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include only for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exh. A-1

MasTec, Inc.

4.25% Senior Convertible Notes due 2014

No.		$

CUSIP No. 576323AM1	ISIN No. US576323AM11

MasTec, Inc., a Florida corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum of [            ] ($[            ]) or such other principal amount as shall be set forth on the Schedule I hereto on December 15, 2014, unless earlier converted or repurchased. The Company’s obligations under this Security are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

This Security shall bear interest at the rate of 4.25% per year from the last interest payment date on which interest was paid on the Original Notes or from the most recent date to which interest has been paid or provided. Except as otherwise provided in the Indenture, interest is payable semi-annually in arrears on each June 15 and December 15, commencing June 15, 2011, to Holders of record at the Close of Business on the preceding June 1 and December 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from, and including the immediately preceding Interest Payment Date (or from and including December 15, 2010, if no interest has been paid hereon) to but excluding such Interest Payment Date. To the extent lawful, payments of principal or interest (including Additional Interest, if any) on the Securities that are not made when due will accrue interest at the annual rate of 1.0% above the then applicable interest rate borne by the Securities from the required payment date in accordance with the provisions of the Indenture.

Payment of the principal and interest, on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) wire transfer to an account of the Person entitled thereto located inside the United States; provided further, however, that, with respect to any Holder of Securities with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Company, interest on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable Record Date. Notwithstanding the foregoing, payment of interest in respect of Securities held in global form shall be made in accordance with procedures required by the Depositary.

Exh. A-2

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Exh. A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

MASTEC, INC.

By:
	Name:	[ ]
	Title:	[ ]

Attest

By:
	Name:	[ ]
	Title:	Secretary

Dated: [            ], 20[    ]

Exh. A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as trustee

BY:
Authorized Officer

Exh. A-5

[FORM OF REVERSE OF NOTE]

MasTec, Inc.

4.25% Senior Convertible Notes due 2014

This Security is one of a duly authorized issue of Securities of the Company, designated as its 4.25% Senior Convertible Notes due 2014 (herein called the “Securities”), issued under and pursuant to an Indenture dated as of June 5, 2009 (herein called the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of December [    ], 2010 (the “Supplemental Indenture” and the Base Indenture as so supplemented by the Supplemental Indenture, the “Indenture”), between the Company, the Guarantors listed in Schedule B to the Supplemental Indenture and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined in this Security shall have the respective meanings ascribed to them in the Indenture.

The Company’s obligations under this Security are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Securities may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 6.02 of the Supplemental Indenture and Section 902 of the Base Indenture, without the consent of each Holder of an Outstanding Security affected thereby. It is also provided in the Indenture that the Holders of a majority in principal amount of the Securities at the time Outstanding may on behalf of the Holders of all of the Securities waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of

Exh. A-6

this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Security at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities (except as otherwise provided in the Base Indenture), Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

The Securities are not subject to redemption and will not be entitled to the benefit of any sinking fund.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) in accordance with the provisions of the Indenture on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to but excluding the Fundamental Change Repurchase Date, except as otherwise provided in the Indenture. The Company shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof at any time following the Company entering into a definitive agreement that, if consummated, would give rise to a Fundamental Change, but in any event not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change.

Subject to and upon compliance with the provisions of the Indenture, the Holder has the right, at its option, prior to the Close of Business on the Business Day immediately preceding September 15, 2014 only upon the occurrence of certain conditions specified in the Indenture, and on and after September 15, 2014 until the Close of Business on the Business Day immediately preceding the Maturity Date regardless of the occurrence of such conditions, to surrender this Security (or portion thereof that is $1,000 or an integral multiple thereof) for conversion into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time, all in accordance with the terms and conditions of the Indenture.

Exh. A-7

The initial Conversion Rate shall be 64.6162 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in accordance with the provisions of the Indenture. If a Holder converts all or a part of this Security in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in the Indenture.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the Borough of Manhattan, City of New York, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection with any registration of transfer or exchange of Securities (except as otherwise set forth in the Base Indenture).

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Security.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

Exh. A-8

Schedule I

MasTec, Inc.

4.25% Senior Convertible Notes due 2014

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

Exh. A-9

Exhibit B

FORM OF CONVERSION NOTICE

To: MasTec, Inc.

To convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election in accordance with the terms and conditions of the Indenture, check this box:  ☐

To convert only a part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the stock certificate if to be issued, and Securities if to be delivered, to a Person other than to and in the name of the registered holder, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock is to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

Exh. B-1

Exhibit C

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: MasTec, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from MasTec, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $____,000

NOTICE:

The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Exh. C-1

Exhibit D

FORM OF ASSIGNMENT AND TRANSFER

For value received              hereby sell(s), assign(s) and transfer(s) unto              (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints              attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Stock is to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Fundamental Change, or the assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Exh. D-1